Exhibit 99.1

ARES MANAGEMENT, CANADA PENSION PLAN INVESTMENT BOARD AND GOLD/SCHIFFER FAMILY TO ACQUIRE 99¢ ONLY STORES FOR $22.00 PER SHARE IN CASH
Gold/Schiffer Family to Continue to Manage the Company
Aggregate Purchase Price of $1.6 Billion

City of Commerce, CA– October 11, 2011–  99¢ Only Stores (NYSE: NDN) (the “Company”) today announced that it has entered into a definitive agreement to be acquired by affiliates of Ares Management LLC and Canada Pension Plan Investment Board for $22.00 per share in cash, in a transaction with a total equity value of approximately $1.6 billion.  Members of the Gold/Schiffer family have entered into a voting agreement in support of the transaction and will continue to hold a significant minority ownership stake.  Eric Schiffer (CEO), Jeff Gold (President and COO), and Howard Gold (EVP) will continue in their current leadership roles at the Company and will serve as directors.  Founder David Gold will serve as Chairman Emeritus.

The per share price represents a premium of 32% to 99¢ Only Stores’ closing share price on March 10, 2011, the day prior to public disclosure by the Company that it had received an acquisition proposal.  Following the receipt by the Company’s Board of Directors of that proposal, the Board formed a special committee of independent directors (the “Special Committee”) to evaluate the proposal and any other proposals as well as strategic alternatives available to the Company.  The Special Committee retained independent financial and legal advisors.  Following its evaluation, the Special Committee concluded that the transaction with Ares Management and CPPIB is fair to and in the best interests of the Company and its shareholders (other than the members of the Gold/Schiffer family who are participating in the acquisition and who have separate advisors).  The Board, acting upon the unanimous recommendation of the Special Committee, approved the transaction and recommended that the Company's shareholders vote to approve the transaction.

“Today’s announcement is the result of a comprehensive process in which the Special Committee, with the assistance of its outside advisors, carefully considered strategic alternatives for our shareholders,” said Marvin Holen, Chairman of the Special Committee.  “In connection with this process, affiliates of Ares and CPPIB made a definitive offer to acquire 99¢ Only Stores, and this offer was fully negotiated by the Special Committee. The Special Committee unanimously recommended that our Board approve this transaction.”

“I am pleased to announce this agreement as it delivers significant value to our shareholders,” said Eric Schiffer, CEO. “We have come to know and respect Ares Management and CPPIB through this process and we believe they will be excellent partners and help us achieve our long term goals as a company. We look forward to continuing to deliver extreme value to our customers and providing a great place to work for our 99ers.”

“We are very pleased to be partnering with the Gold/Schiffer family and Canada Pension Plan Investment Board in making this investment in 99¢ Only Stores,” said David Kaplan, a Senior Partner and Founding Member of Ares Management.  “We believe that 99¢ Only Stores is a franchise company and we look forward to working closely with the Company’s management team and dedicated employees to continue to expand the business in order to successfully increase the Company’s attractive current market position.  We are thrilled to be adding 99¢ Only Stores to our long track record of utilizing our financial capital to facilitate organic growth in the companies in which we invest such as Aspen Dental, Floor and Decor Outlets of America, General Nutrition Centers, Maidenform Brands, Samsonite, and Serta & Simmons Bedding Company.”

“We are pleased to be partnering with the Gold/Schiffer family and Ares in making this investment in 99¢ Only Stores, which has a strong market position and attractive store economics in a growing retail sector,” said André Bourbonnais, Senior Vice-President, Private Investments of CPPIB.  “This investment is consistent with our strategy of investing alongside strong partners in an asset that we believe is well positioned for the long term and has shown good performance in various economic environments.”

The transaction requires the affirmative vote of holders of a majority of the Company’s outstanding shares in favor of the transaction, which will be sought at a special meeting of the shareholders of the Company, and is subject to customary closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The transaction is expected to close during the first quarter of calendar 2012.

The Special Committee is composed of Larry Glascott, Marvin Holen and Peter Woo.  Lazard Freres & Co. LLC acted as financial advisor to the Special Committee of 99¢ Only Stores, and Morrison & Foerster LLP acted as the Special Committee’s legal counsel.  Guggenheim Securities, LLC and Skadden, Arps, Slate, Meagher & Flom LLP acted as advisors to the Gold/Schiffer family.  RBC Capital Markets and BMO Capital Markets provided committed financing and acted as financial advisors to Ares Management and CPPIB.  Proskauer Rose LLP acted as legal advisor to the acquirer and Ares Management and Torys LLP acted as legal advisor to CPPIB.  Munger, Tolles & Olson LLP acted as counsel to the Company.

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About 99¢ Only Stores

Founded in 1982, 99¢ Only Stores® currently operates 289 extreme value retail stores consisting of 214 stores in California, 35 in Texas, 27 in Arizona, and 13 in Nevada. 99¢ Only Stores® emphasizes quality name-brand consumables, priced at an excellent value, in convenient, attractively merchandised stores.  Over half of the Company's sales come from food and beverages, including produce, dairy, deli and frozen foods, along with organic and gourmet foods.  The Company's New York Stock Exchange symbol is NDN.

About Ares Management LLC

Ares Management LLC is a global alternative asset manager and SEC registered investment adviser with approximately $43 billion of committed capital under management and approximately 450 employees as of September 30, 2011. The firm is headquartered in Los Angeles with professionals also located across the United States, Europe and Asia and has the ability to invest in all levels of a company’s capital structure — from senior debt to common equity. The firm’s investment activities are managed by dedicated teams in its Private Equity, Private Debt and Capital Markets investment platforms. Ares Management was built upon the fundamental principle that each platform benefits from being part of the greater whole. This multi-asset class synergy provides its professionals with insights into industry trends across the globe, access to significant deal flow and the ability to assess relative value.

The Ares Private Equity Group pursues majority or shared-control investments, principally in middle market companies with strong business franchises and in situations where its capital can serve as a catalyst for growth. Ares’ senior partners average more than 20 years of experience investing in, controlling, advising, and restructuring companies.

For additional information, visit www.aresmgmt.com.

About Canada Pension Plan Investment Board

Canada Pension Plan Investment Board is a professional investment management organization that invests the funds not needed by the Canada Pension Plan to pay current benefits on behalf of 17 million Canadian contributors and beneficiaries. In order to build a diversified portfolio of CPP assets, CPPIB invests in public equities, private equities, real estate, inflation-linked bonds, infrastructure and fixed income instruments. Headquartered in Toronto, with offices in London and Hong Kong, CPPIB is governed and managed independently of the Canada Pension Plan and at arm's length from governments. At June 30, 2011, the CPP Fund totaled C$153.2 billion. For more information about CPPIB, please visit www.cppib.ca.

Forward-Looking Statements

Statements that describe the objectives, expectations, plans or goals of the Company, the buyer or its affiliates are forward-looking statements, including, without limitation, statements relating to the completion of the transaction.  There are a number of risks and uncertainties that could cause actual results or events to differ materially from these forward-looking statements, including the following: (1) the Company may be unable to obtain shareholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) the Company may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (8) the ability to recognize benefits of the transaction; (9) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all.  If the transaction is consummated, our public shareholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission (the “SEC”), including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Annual Report on Form 10-K for the fiscal year ended April 2, 2011, and the Quarterly Report on Form 10-Q for the quarterly period ended July 2, 2011.

The shareholders of the Company and other readers are cautioned not to put undue reliance on any forward-looking statements, which reflect our current beliefs and are based on information available to us as of the date a forward-looking statement is made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. In the event we do update any forward-looking statements, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements.  Any corrections or revisions and other important information regarding risks and factors that could cause actual results to differ materially from our forward-looking statements may appear in the Company’s SEC filings and reports, which are accessible at www.sec.gov, and which you are advised to consult.

Additional Information

In connection with the proposed transaction, the Company will file a proxy statement and other materials with the SEC.  THE COMPANY URGES INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION.  Investors may obtain free copies of the proxy statement (when available) as well as other filed documents containing information about the Company at http://www.sec.gov, the SEC’s free internet site.

The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction. Information regarding the executive officers and directors of the Company is included in the Definitive Proxy Statement on Schedule 14A filed with the SEC on July 27, 2011 with respect to the 2011 Annual Meeting of Shareholders of the Company.  More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.